EXHIBIT 99.1
NEWS RELEASE

RANGE REPORTS SHARPLY HIGHER RESULTS DRIVEN BY RECORD PRODUCTION
FORT WORTH, TEXAS, JULY 26, 2006...RANGE RESOURCES CORPORATION (NYSE: RRC) today announced second quarter results. Results were driven by record production and higher realized prices combined with only a modest rise in costs. Revenues totaled $177.7 million, a 48% increase over the prior year. Cash flow from operations before changes in working capital, a non-GAAP measure, increased 35% to $108.0 million. Net income jumped 137% to $51.3 million, while diluted earnings per share rose 124% to $0.38. Second quarter earnings included $19.4 million of non-cash hedging gains and a $2.1 million non-cash stock compensation expense. Excluding these items, net income would have been $39.9 million or $0.31 per share ($0.29 fully diluted). (See accompanying table for calculation of these non-GAAP measures.)
Due to higher realized prices more than offsetting a modest rise in unit costs, second quarter cash margins rose 21% to $4.52 per mcfe. Oil and gas revenues totaled $157.6 million, 33% higher than the prior year due to higher production and realized prices. Production increased 13% to 264 Mmcfe per day, comprised of 193 Mmcf per day of gas (73%) and 11,758 barrels per day of oil and liquids. Wellhead prices, after adjustment for hedging, averaged $6.56 per mcfe, a 17% increase. The average realized gas price increased 12% to $6.28 per mcf, as the average realized oil price increased 32% to $47.30 a barrel. Operating expenses per mcfe increased only 2% ($0.02) over the prior year and remained level with first quarter 2006. Production taxes per mcfe rose $0.03 per mcfe over the prior-year but were $0.06 lower than first quarter 2006. Exploration expense of $7.1 million was 22% lower than the prior year. General and administrative expense per mcfe increased $0.10 over the prior year due to higher personnel costs, franchise taxes and professional fees but were $0.02 per mcfe lower than first quarter 2006. Interest expense increased $0.05 per mcfe as a result of rising interest rates and greater fixed rate debt. Depletion, depreciation and amortization per mcfe increased modestly ($0.09) over the prior year to $1.53 per mcfe.
In late June, Range completed the acquisition of Stroud Energy for $465.2 million, comprised of $278.0 million of cash and assumed debt plus $187.2 million of Range common stock. As previously announced, Range anticipates disposing of certain of the Stroud properties. At June 30, these properties are classified as “properties held for sale” on the balance sheet. The operations associated with the properties are reflected separately as “discontinued operations” and, therefore, are not included in production volumes or other operating statistics.
Second quarter development and exploration expenditures totaled $156 million, funding the drilling of 273 (196 net) wells and 21 (15 net) recompletions. A 98% success rate was achieved with 269 (193 net) wells productive. By quarter end, 164 (97 net) of the wells had been placed on production, with the remainder in various stages of completion or waiting on pipeline connection.
For the first half of 2006, capital expenditures (excluding acquisitions) totaled $260 million, funding the drilling of 479 (346 net) wells and 42 (35 net) recompletions. As a result of the Stroud acquisition, better than anticipated drilling success in a number of key areas and a greater working interest in offsetting development locations, the full-year capital budget has been increased from $429 million to $551 million. The bulk of the additional capital is earmarked for expanding both drilling and leasehold acquisition in Range’s shale plays and CBM projects. The increased capital budget is anticipated to be funded by operating cash flow and asset sales.
Drilling activity in the third quarter remains high with 36 rigs currently running. During the second quarter, Range continued to expand several of its key drilling areas and emerging plays. Drilling

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continues to ramp up in our tight gas sand plays. For the year, the Company plans to drill 439 wells, of which 221 had been drilled by June 30. The Company achieved a 100% success rate in this play which is low-cost, low-risk and highly repeatable. Approximately 3,300 tight gas sand wells remain in inventory. In our coal bed methane projects, which now cover roughly 400,000 acres, production has reached roughly 20 Mmcfe per day. To date approximately 1,000 CBM wells have been drilled, with roughly 3,000 remaining in inventory. We plan to test 30-acre infill drilling in the Nora field of Virginia later this year. Assuming success with the infill pilot, the number of undrilled CBM locations could rise significantly.
Our shale plays are now producing roughly 24 Mmcfe per day and cover in excess of 350,000 acres. In the Fort Worth Basin Barnett Shale play, the Company plans 40 wells in the second half of the year and targets six rigs running by year-end. In the West Texas Barnett Shale play, where Range has 20,000 acres leased, a 3-D seismic shoot is underway and an initial well planned for early 2007. In the Devonian Shale play of Pennsylvania, the Company has drilled 13 wells, with several wells yet to be completed to the shale. Three of the vertical shale wells have been on production for an average of five months and reserves appear to be in the range of 600 to 1,000 Mmcf per well. Plans are to have 10 vertical wells fraced and on production early in the fourth quarter. In addition, the Company has leased 20,000 acres in the Black Warrior Basin Floyd Shale play and is targeting another 20,000 acres before year-end.
Production also continues to climb from our field rejuvenation projects. At the West-Fuhrman-Mascho field in West Texas, production rose during the quarter to an all-time high of 25 (18.2 net) Mmcfe per day. The Company drilled its first down spaced five-acre well at Fuhrman, which produced at an initial rate of 100 barrels of oil per day. Plans are to drill three more wells on five-acre spacing. If successful, we have the potential to double the recovery from this field. At our Tonkawa project in northern Oklahoma, 41 wells have been drilled to date with encouraging results. These low-cost, low-risk wells are drilled to a depth ranging between 2,700 to 5,000 feet. More than 400 drilling locations have been identified on our acreage. Success also continues in our stacked-pay areas that now cover more than 200,000 net acres.
Finally, two key exploratory projects spud this month. The Smith #1 (25% working interest), a 22,000 foot Norphlet test commenced drilling and is expected to reach total depth around the end of the year. We also spud our first deep (12,000 feet) Trenton Black River well in western Pennsylvania with partner Fortuna Energy, Inc., a wholly owned subsidiary of Talisman Energy, Inc. Both of these wells are high-potential opportunities.
Commenting on the announcement, John Pinkerton, Range’s President and CEO, said, “The second quarter succinctly reflects the focused execution of our strategy of consistent drillbit production growth coupled with opportunistic complementary acquisitions. Second quarter production increased 13%, reflecting our 14th consecutive quarter of sequential production growth. With the completion of the Stroud acquisition, we have raised our production growth target to 15% for both 2006 and 2007. Importantly, our inventory of drilling opportunities now exceeds 8,000, providing a rock solid foundation for future growth. Also, our technical teams continue to expand our key plays and are developing a number of exciting new opportunities. Our financial results reflect this progress as the earnings generated in the first half of 2006 are nearly equal to the earnings for all of last year. Looking forward, our deep drilling inventory, low cost structure and strong hedge position are anticipated to continue to fuel superior operating and financial results, while our shale, CBM and other emerging plays provide substantial potential value.”
The Company will host a conference call on Thursday, July 27 at 2:00 p.m. ET to review these results. To participate in the call, please dial 877-207-5526 and ask for the Range Resources second quarter financial results conference call. A replay of the call will be available through August 3 at 800-642-1687. The conference ID for the replay is 2977563.

A simultaneous webcast of the call may be accessed over the Internet at www.rangeresources.com or www.vcall.com. To listen, please go to either website in time to register and install any necessary software. The webcast will be archived for replay on the Company’s website for 15 days.
Non-GAAP Financial Measures:
Earnings for second quarter 2006 include ineffective hedging gains of $1.9 million, $17.5 million of gains related to mark-to-market on derivatives, a non-cash stock compensation expense of $2.1 million, a loss of $53,000 on sale of assets and amortization expense of $143,000 on ineffective interest hedges. Excluding such items, income before income taxes would have been $64.3 million, a 61% increase from the prior year. Adjusting for the after-tax effect of these items, the Company’s earnings would have been $39.9 million or $0.31 per share ($0.29 fully diluted). If similar items were excluded, 2005 earnings would have been $25.0 million or $0.21 per share ($0.20 per diluted share). In 2005, results were impacted by a net $14,000 ineffective hedging loss on commodities and interest and $5.3 million of non-cash stock compensation expense. (See reconciliation of non-GAAP earnings in the accompanying table.) The Company believes results excluding these items are more comparable to estimates provided by security analysts and, therefore, are useful in evaluating operational trends of the Company and its performance relative to other oil and gas producing companies.
Cash flow from operations before changes in working capital as defined in this release represents net cash provided by operations before changes in working capital and exploration expense adjusted for certain non-cash compensation items. Cash flow from operations before changes in working capital is widely accepted by the investment community as a financial indicator of an oil and gas company’s ability to generate cash to internally fund exploration and development activities and to service debt. Cash flow from operations before changes in working capital is also useful because it is widely used by professional research analysts in valuing, comparing, rating and providing investment recommendations of companies in the oil and gas exploration and production industry. In turn, many investors use this published research in making investment decisions. Cash flow from operations before changes in working capital is not a measure of financial performance under GAAP and should not be considered as an alternative to cash flows from operations, investing, or financing activities as an indicator of cash flows, or as a measure of liquidity. A table is included which reconciles net cash provided by operations to cash flow from operations before changes in working capital as used in this release. On its website, the Company provides additional comparative information on prior periods.
RANGE RESOURCES CORPORATION (NYSE: RRC) is an independent oil and gas company operating in the Southwestern, Appalachian and Gulf Coast regions of the United States.
Except for historical information, statements made in this release, including those relating to substantial potential value , future earnings, future growth, new opportunities, future cash flow, capital expenditures and production growth are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are based on assumptions and estimates that management believes are reasonable based on currently available information; however, management’s assumptions and the Company’s future performance are subject to a wide range of business risks and uncertainties and there is no assurance that these goals and projections can or will be met. Any number of factors could cause actual results to differ materially from those in the forward-looking statements, including, but not limited to, the volatility of oil and gas prices, the costs and results of drilling and operations, the timing of production, mechanical and other inherent risks associated with oil and gas production, weather, the availability of drilling equipment and services at reasonable costs, changes in interest rates, litigation, uncertainties about reserve estimates and environmental risks. The Company undertakes no obligation to publicly update or revise any forward-looking statements. Further information on risks and uncertainties is available in the Company’s filings with the Securities and Exchange Commission, which are incorporated by reference.

2006-19

Contacts:	Rodney Waller, Senior Vice President
David Amend, IR Manager

Karen Giles, Sr. IR Specialist
(817) 870-2601
www.rangeresources.com

RANGE RESOURCES CORPORATION
STATEMENTS OF INCOME
 (Unaudited, in thousands, except per share data)

	Three Months Ended June 30,			Six Months Ended June 30,
	2006	2005		2006	2005
Revenues
Oil and gas sales	$157,620	$118,723		$333,958	$226,138
Transportation and gathering	978	631		1,120	1,159
Ineffective hedging gain (a)	1,886	123		3,306	248
Mark-to-market derivative gain	17,503	—		28,784	—
Other	(314)	207		(302)	99

	177,673	119,684	48%	366,866	227,644	61%

Expenses
Direct operating	20,181	17,419		39,558	32,227
Production and ad valorem taxes	8,669	7,034		18,396	12,789
Exploration	7,125	9,124		16,643	12,395
General and administrative	9,306	6,241		18,705	12,844
Non-cash deferred compensation adjustment	2,113	5,276		9,432	9,343
Interest	12,003	9,547		22,554	18,131
Depletion, depreciation and amortization	36,833	30,436		71,400	60,198

	96,230	85,077	13%	196,688	157,927	25%

Income from continuing operations before income taxes	81,443	34,607	135%	170,178	69,717	144%

Income taxes
Current	622	—		1,200	—
Deferred	30,116	12,946		62,598	26,053

	30,738	12,946		63,798	26,053

Income from continuing operations	50,705	21,661	134%	106,380	43,664	144%

Discontinued operations	565	—		565	—

Net income	$51,270	$21,661	137%	$106,945	$43,664	145%

Basic
Income from continuing operations	$0.39	$0.18	117%	$0.82	$0.36	128%
Net income	$0.39	$0.18	117%	$0.82	$0.36	128%

Diluted
Income from continuing operations	$0.37	$0.17	118%	$0.79	$0.35	126%
Net income	$0.38	$0.17	124%	$0.79	$0.35	126%

Weighted average shares outstanding, as reported
Basic	130,753	121,675	7%	130,040	120,777	8%
Diluted	135,958	126,259	8%	135,278	125,357	8%

(a)	Included in Other revenues in 10-Q.

RANGE RESOURCES CORPORATION
OPERATING HIGHLIGHTS
  (Unaudited)

	Three Months Ended June 30,			Six Months Ended June 30,
	2006	2005		2006	2005
Average Daily Production
Oil (bbl)	8,598	7,950	8%	8,575	7,926	8%
Natural gas liquids (bbl)	3,160	2,718	16%	3,064	2,742	12%
Gas (mcf)	193,424	168,834	15%	190,728	166,840	14%
Equivalents (mcfe) (a)	263,976	232,842	13%	260,566	230,846	13%

Prices Realized
Oil (bbl)	$47.30	$35.94	32%	$46.94	$36.08	30%
Natural gas liquids (bbl)	$35.19	$25.33	39%	$32.58	$23.88	36%
Gas (mcf)	$6.28	$5.63	12%	$7.04	$5.38	31%
Equivalents (mcfe) (a)	$6.56	$5.60	17%	$7.08	$5.41	31%

Operating Costs per mcfe
Field expenses	$0.78	$0.69	13%	$0.79	$0.68	16%
Workovers	$0.06	$0.13	-54%	$0.05	$0.09	-44%

Total Operating Costs	$0.84	$0.82	2%	$0.84	$0.77	9%

(a)	Oil and natural gas liquids are converted to gas equivalents on a basis of six mcf per barrel.
BALANCE SHEETS
 (In thousands)

	June 30,
	2006	December 31, 2005
	(Unaudited)
Assets
Current assets	$125,470	$146,300
Assets held for sale	140,000	—
Current deferred tax asset	37,375	61,677
Oil and gas properties	2,432,628	1,741,182
Transportation and field assets	43,140	39,244
Other	93,173	30,582

	$2,871,786	$2,018,985

Liabilities and Stockholders’ Equity
Current liabilities	$206,411	$158,493
Current asset retirement obligation	3,875	3,166
Current unrealized hedging loss	67,825	160,101

Bank debt	397,600	269,200
Subordinated notes	497,102	346,948

Total long-term debt	894,702	616,148

Deferred taxes	418,835	174,817
Unrealized hedging loss	32,816	70,948
Deferred compensation liability	89,309	73,492
Long-term asset retirement obligation	71,194	64,897

Common stock and retained deficit	1,177,718	860,618
Stock in deferred compensation plan and treasury	(21,129)	(16,568)
Other comprehensive loss	(69,770)	(147,127)

Total stockholders’ equity	1,086,819	696,923

	$2,871,786	$2,018,985

RANGE RESOURCES CORPORATION
CASH FLOWS FROM OPERATIONS
(Unaudited, in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2006	2005	2006	2005
Net income	$51,270	$21,661	$106,945	$43,664
Adjustments to reconcile Net income to net cash provided by operations:
Discontinued operations	(565)	—	(565)	—
Deferred income tax (benefit)	30,116	12,946	62,598	26,053
Depletion, depreciation and amortization	36,833	30,436	71,400	60,198
Exploration expense	2,028	1,330	4,746	1,813
Mark-to-market derivative (gain)	(17,503)	—	(28,784)	—
Unrealized hedging (gain) loss	(1,742)	15	(2,994)	(293)
Allowance for bad debts	33	225	33	450
Amortization of deferred issuance costs	406	416	812	853
Deferred compensation adjustment	3,698	5,491	11,754	9,960
(Gain) loss on sale of assets and other	468	(4)	886	4

Changes in working capital:
Accounts receivable	7,637	328	42,006	18,056
Inventory and other	(232)	(7,557)	(1,862)	(8,074)
Accounts payable	9,754	(1,498)	(5,516)	(15,166)
Accrued liabilities	9,869	13,986	(3,880)	3,778

Net changes in working capital	27,028	5,259	30,748	(1,406)

Net cash provided by operations	$132,070	$77,775	$257,579	$141,296

RECONCILIATION OF CASH FLOWS
(In thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2006	2005	2006	2005
Net cash provided by operations	$132,070	$77,775	$257,579	$141,296
Net change in working capital	(27,028)	(5,259)	(30,748)	1,406
Exploration expense	5,097	7,794	11,897	10,582
Other	(2,119)	(237)	(3,079)	(638)

Cash flow from operations before changes in working capital, non-GAAP measure	$108,020	$80,073	$235,649	$152,646

ADJUSTED WEIGHTED AVERAGE SHARES OUTSTANDING
 (Unaudited, in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2006	2005	2006	2005
Basic:
Weighted average shares outstanding	132,156	123,738	131,453	122,889
Stock held by deferred compensation plan	(1,403)	(2,063)	(1,413)	(2,112)

	130,753	121,675	130,040	120,777

Dilutive:
Weighted average shares outstanding	132,156	123,738	131,453	122,889
Dilutive stock options under treasury method	3,802	2,521	3,825	2,468

	135,958	126,259	135,278	125,357

RANGE RESOURCES CORPORATION
RECONCILIATION OF NET INCOME BEFORE INCOME TAXES
AS REPORTED TO NET INCOME BEFORE INCOME TAXES
EXCLUDING CERTAIN NON-CASH ITEMS
 (Unaudited, in thousands, except per share data)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2006	2005		2006	2005
As reported	$81,443	$34,607	135%	$170,178	$69,717	144%
Adjustment for certain non-cash items
(Gain) loss on sale of properties	53	(25)		248	(16)
Mark-to-market on hedging (gain)	(17,503)	—		(28,784)	—
Ineffective commodity hedging (gain) loss	(1,886)	(123)		(3,306)	(248)
Amortization of ineffective interest hedges	143	137		311	(46)
Non-cash stock compensation expense	2,113	5,276		9,432	9,343
Equity method investment income	(37)	—		(37)	—

As adjusted	64,326	39,872	61%	148,042	78,750	88%

Income taxes, adjusted
Current	622	—		1,200	—
Deferred	23,787	14,916		54,432	29,430

Net income excluding certain items	$39,917	$24,956	60%	$92,410	$49,320	87%

Non-GAAP earnings per share
Basic	$0.31	$0.21	48%	$0.71	$0.41	73%

Diluted	$0.29	$0.20	45%	$0.68	$0.39	74%

HEDGING POSITION
As of July 26, 2006
(Unaudited)

		Gas		Oil
		Volume	Average	Volume	Average
		Hedged	Hedge	Hedged	Hedge
		(MMBtu/d)	Prices	(Bbl/d)	Prices
2Q 2006	Swaps	10,797	$6.19	400	$35.00
2Q 2006	Collars	113,390	$6.09 - $8.19	6,865	$39.83 - $49.05

3Q 2006	Swaps	10,761	$6.20	400	$35.00
3Q 2006	Collars	113,283	$6.06 - $8.11	6,863	$39.83 - $49.05

4Q 2006	Swaps	10,761	$6.48	400	$35.00
4Q 2006	Collars	153,283	$6.68 - $8.88	6,863	$39.83 - $49.05

Calendar 2007	Swaps	82,500	$9.34	—	—
Calendar 2007	Collars	98,500	$7.13 - $9.99	5,800	$52.90 - $64.58

Calendar 2008	Swaps	105,000	$9.42	—	—
Calendar 2008	Collars	55,000	$7.93 - $11.39	4,000	$56.89 - $74.78
Note: Details as to the Company’s hedges are posted on its website and are updated periodically.